UNITED STATES

 SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 4, 2014

Spirit AeroSystems Holdings, Inc.

 (Exact name of registrant as specified in its charter)

Delaware	001-33160	20-2436320
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3801 South Oliver, Wichita, Kansas	67210
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (316) 526-9000

N/A

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01              Other Events.

Tender Offer & Consent Solicitation

On March 4, 2014, Spirit AeroSystems Holdings, Inc. (“Holdings”) issued a press release announcing that Spirit AeroSystems, Inc., its wholly-owned subsidiary (the “Company”), commenced an offer to purchase for cash any and all of the $300,000,000 outstanding principal amount of its 7½% Senior Notes due 2017 (CUSIP No. 85205TAB6) (the “Existing Notes”) and a consent solicitation to effect certain proposed amendments to the indenture governing the Existing Notes to eliminate most of the covenants and certain default provisions applicable thereto.  The tender offer and the consent solicitation are being made pursuant to an Offer to Purchase and Consent Solicitation Statement dated March 4, 2014, and a related Consent and Letter of Transmittal, which set forth the terms and conditions of the tender offer and the consent solicitation in full detail.  Holders of Existing Notes who validly tender their Existing Notes prior to March 17, 2014 will receive total consideration of $1,041.25 per $1,000 principal amount, which includes a consent payment of $30.00 per $1,000 principal amount.  Holders of Existing Notes who validly tender their Existing Notes after 5:00 p.m., New York City time, on March 17, 2014 but prior to the expiration date of 11:59 p.m., New York City time, on March 31, 2014 will receive consideration in an amount equal to the total consideration minus the consent payment.  Tendering holders will also receive accrued and unpaid interest from the last applicable interest payment date to, but not including, the applicable payment date.

The tender offer and consent solicitation are subject to the satisfaction of certain conditions set forth in the Offer to Purchase and Consent Solicitation Statement, including (a) the receipt of tendered Existing Notes from a majority in aggregate principal amount of Existing Notes outstanding, (b) the receipt of funds from certain refinancing transactions on terms and conditions acceptable to the Company and (c) the execution of the supplemental indenture relating to the consent solicitation.

Senior Notes due 2022

On March 4, 2014, Holdings issued a press release announcing that, subject to market and other conditions, the Company plans to offer, only to qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States only to non-U.S. investors pursuant to Regulation S under the Securities Act, and has priced, up to $300,000,000 aggregate principal amount of 5¼% senior unsecured notes due 2022 (the “New Notes”).  The offering of the New Notes is expected to settle and close on March 18, 2014, subject to customary closing conditions.  The Company intends to use the proceeds of the offering of the New Notes and cash on hand to repurchase the Existing Notes pursuant to the tender offer and consent solicitation or otherwise, to pay related fees and expenses and for other general corporate purposes.

The information contained in this Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy securities.  Any offers of the securities will be made only by means of a private offering memorandum. The securities have not been registered under the Securities Act or the securities laws of any other jurisdiction and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

A copy of the press releases are attached hereto as Exhibit 99.1, 99.2 and 99.3.

Item 9.01              Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit Number	Description of Exhibit

99.1	Press Release of Spirit AeroSystems Holdings, Inc., dated March 4, 2014.
99.2	Press Release of Spirit AeroSystems Holdings, Inc., dated March 4, 2014
99.3	Press Release of Spirit AeroSystems Holdings, Inc., dated March 4, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPIRIT AEROSYSTEMS HOLDINGS, INC.

Date: March 4, 2014	/s/ Jon D. Lammers
Jon D. Lammers Senior Vice President, General Counsel and Secretary